Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission and related Prospectus of GATX Capital Corporation for the registration of $1,000,000,000 Senior and Subordinated Debt Securities and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements of GATX Capital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP

San Francisco, California
December 23, 1999